     Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP):
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-160000) and Form S-8 (No. 333-151317) of Western Gas Partners, LP of our report dated May 4, 2010, with respect to the consolidated balance sheet of Western Gas Holdings, LLC as of December 31, 2009.

/s/ KPMG LLP
Houston, Texas
May 4, 2010

1